UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2013

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Executive Officers

On March 1, 2013, David S. Haffner, Karl G. Glassman and Matthew C. Flanigan entered into new four-year employment agreements and severance benefit agreements with the Company, as described below. In connection with the employment agreements, each of the executive’s positions changed. Subject to the employment and severance benefit agreements, the executive officers generally serve at the pleasure of the Board of Directors.

Mr. Haffner, age 60, whose title was President and CEO, will continue to serve the Company as CEO. Also, the Nominating and Corporate Governance Committee nominated Mr. Haffner to become Board Chair, subject to his re-election to the Board at the Annual Shareholders Meeting on May 9, 2013 and Board approval at its May 2013 meeting. Mr. Haffner was appointed CEO in 2006 and had served as President of the Company since 2002. He served as COO from 1999 to 2006 and as the Company’s Executive Vice President from 1995 to 2002. Mr. Haffner has served the Company in various capacities since 1983.

Mr. Glassman, age 54, was promoted to President and COO. He previously served as Executive Vice President and COO. Mr. Glassman was appointed COO in 2006 and had served as Executive Vice President of the Company since 2002. He served as President of the Residential Furnishings segment from 1999 to 2006, as Senior Vice President of the Company from 1999 to 2002 and as President of Bedding Components from 1996 to 1998. Mr. Glassman has served the Company in various capacities since 1982.

Mr. Flanigan, age 51, was promoted to Executive Vice President and CFO. He previously served the Company as Senior Vice President and CFO. Mr. Flanigan had served the Company as Senior Vice President since 2005 and has served as CFO since 2003. He also served as Vice President from 2003 to 2005, Vice President and President of the Office Furniture Components group from 1999 to 2003 and as Staff Vice President of Operations from 1997 to 1999.

Family Relationships and Related Person Transactions of Haffner and Glassman. Mr. Haffner and Mr. Glassman have no family relationships with any other director or executive officer of the Company. We buy shares of our common stock from our employees from time to time. In 2012 and early 2013, we purchased 110,983 shares from Mr. Haffner for a total of $3,090,852, and 130,035 shares from Mr. Glassman for $3,523,688. All employees, including executive officers, pay a $25 administrative fee for each transaction. If the Company agrees to purchase stock before noon, the purchase price is the closing stock price on the prior business day; if the agreement is made after noon, the purchase price is the closing stock price on the day of purchase.

Pursuant to the employment agreements, Mr. Haffner received 50,000 restricted stock units (RSUs), Mr. Glassman received 45,000 RSUs and Mr. Flanigan received 40,000 RSUs. The terms of the RSUs are described below.

Entry into New Employment Agreements

On March 1, 2013, the Company entered into new employment agreements with David S. Haffner, Karl G. Glassman and Matthew C. Flanigan (the “2013 Employment Agreements”). Each of the 2013 Employment Agreements has a four-year term, expiring on the date of the 2017 Annual Meeting of Shareholders. Except as otherwise noted, benefits provided under the agreements are those generally available to executive officers and/or employees.

Under the 2013 Employment Agreements, the executive may terminate the agreement upon six months prior written notice. The Company may terminate the agreements without cause at any time. In that event, generally, the Company’s obligation to the executive continues for the term of the agreement. The Company may also terminate the agreements for cause, as defined below. The 2013 Employment Agreements subject the executives to non-competition restrictions for a period ending on the later of (i) two years after termination of employment, or (ii) the term of the agreement. During the portion of the non-competition period after termination of employment, the Company will provide health insurance to the executive and his dependents (or the cash equivalent thereof) at least equal to the insurance provided before termination of employment.

Below are key provisions of the 2013 Employment Agreements.

Provision	Haffner	Glassman	Flanigan

Position	Chief Executive Officer	President & Chief Operating Officer	Executive Vice President & Chief Financial Officer

Term	4-Years, ending at 2017 Annual Shareholders Meeting	4-Years, ending at 2017 Annual Shareholders Meeting	4-Years, ending at 2017 Annual Shareholders Meeting

Base Salary	$995,000, subject to annual increases on or about April 1 of each year as determined by Compensation Committee	$745,000, subject to annual increases on or about April 1 of each year as determined by Compensation Committee	$441,000, subject to annual increases on or about April 1 of each year as determined by Compensation Committee

Cash Bonus	As determined under 2009 Key Officers Incentive Plan at 115% Target Percentage of Base Salary on 12/31	As determined under 2009 Key Officers Incentive Plan at 90% Target Percentage of Base Salary on 12/31	As determined under 2009 Key Officers Incentive Plan at 80% Target Percentage of Base Salary on 12/31

Restricted Stock Unit Grant	50,000 RSUs, 25% vesting immediately, and 25% each year over 3-year period	45,000 RSUs, 25% vesting immediately, and 25% each year over 3-year period	40,000 RSUs, 25% vesting immediately, and 25% each year over 3-year period

Reference is made to the 2009 Key Officer Incentive Plan, effective January 1, 2009, filed March 26, 2009 as Appendix B to the Company’s Proxy Statement and the Summary Sheet for Executive Cash Compensation, filed April 2, 2012 as Exhibit 10.3 to the Company’s Form 8-K.

The RSUs were granted pursuant to the Form of Restricted Stock Unit Award attached hereto and incorporated herein by reference as Exhibit 10.1. The RSUs vest 25% on the grant date and, provided that the executive remains an employee, in 25% increments on the first, second and third anniversaries of the grant date. Upon vesting, each RSU is converted into a share of Company common stock. If the Company terminates the executive’s employment without Cause (as defined in the 2013 Employment Agreements), or the executive terminates his employment for Good Reason (as defined in the below-referenced 2013 severance benefit agreements) within one year after a Change in Control (as defined in the Flexible Stock Plan), the RSUs will immediately become 100% vested. The RSUs are not transferrable and the executive has no shareholder rights until the underlying common stock is issued.

The 2013 Employment Agreements may be terminated under the following circumstances.

Termination Following Total Disability

Trigger	Company Obligations	Executive Obligations
Executive’s employment may be terminated following a continuous 14-month period in which he is unable to materially perform the required services	Pro-rated annual incentive award for the year of termination; During the non-compete period, continuation of health insurance to executive and his dependents	Maintain confidentiality of Company information and trade secrets; Non-compete period through the end of the agreement’s term, or if later, for two years following termination

Executive’s Option to Terminate

Trigger	Company Obligations	Executive Obligations

Effective upon six months written notice; or

Effective within 60 days of written notice to the Company not later than six months after one of the following events: (i) Executive does not receive a salary increase in any year, unless due to Company-wide salary freeze; (ii) Haffner only: Executive is not elected to continue as CEO, nominated as a director of the Company, or appointed as a member of the Board’s executive committee; (iii) Glassman and Flanigan: Executive is not elected to continue in current position, or nominated as a director of the Company; (iv) Company is merged out of existence, sold or dissolved; (v) Working control of Company is lost in a proxy contest or other tender offer

	Pro-rated annual incentive award for the year of termination; During the non-compete period, continuation of health insurance to executive and his dependents	Maintain confidentiality of Company information and trade secrets; Non-compete period through the end of the agreement’s term, or if later, for two years following termination

Termination by Company for Cause Trigger	Company Obligations	Executive Obligations
The Company may terminate the executive following: (i) Conviction of a felony or any crime involving Company property; (ii) Willful breach of the Code of Conduct or Financial Code of Ethics that causes significant injury to the Company; (iii) Willful act or omission of fraud, misappropriation or dishonesty that causes significant injury to the Company or results in material enrichment of the executive at the Company’s expense; (iv) Willful violation of specific written directions of the Board following notice of such violation; (v) Continuing, repeated, willful failure to substantially perform duties after written notice from the Board	Pro-rated annual incentive award for the year of termination; During the non-compete period, continuation of health insurance to executive and his dependents	Maintain confidentiality of Company information and trade secrets; Non-compete period through the end of the agreement’s term, or if later, for two years following termination

Termination by Company without Cause Trigger	Company Obligations	Executive Obligations
The Company may terminate the executive at the Board’s discretion, at any time upon prior written notice	RSUs vest immediately; All other equity awards generally continue to vest as if the executive were employed for the entire term; Base salary and annual incentive award throughout the term; Continuation of health insurance to the executive and his dependents throughout the term	Maintain confidentiality of Company information and trade secrets; Enter into a release and agreement not to sue the Company; Non-compete period through the end of the agreement’s term, or if later, for two years following termination

The disclosure above is only a brief description of the 2013 Employment Agreements and is qualified in its entirety by the agreements with Mr. Haffner, Mr. Glassman and Mr. Flanigan, each of which is attached as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Termination of Existing Employment Agreements

The employment agreements with Mr. Haffner, Mr. Glassman and Mr. Flanigan, each dated May 7, 2009 (the “2009 Employment Agreements”) were terminated upon entry of the 2013 Employment Agreements. The 2009 Employment Agreements would have expired, by their respective terms, at the 2013 Annual Meeting of Shareholders which is expected to be held May 9, 2013. Reference is made to the 2009 Employment Agreements which were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to our Form 10-Q on May 8, 2009. A description of the payments that would have been made to the executive upon termination or change in control under the 2009 Employment Agreements can be found in the Company’s proxy statement filed March 30, 2012 under the heading “Potential Payments upon Termination or Change in Control.” The 2013 Employment Agreements described above contain substantially the same provisions as the 2009 Employment Agreements except:

(i)	The 2009 Employment Agreements contained a grant of restricted stock units convertible on a one-to-one basis into common stock; 25% vesting immediately and 25% vesting each year over a three-year period (Haffner – 140,000 RSUs; Glassman – 110,000 RSUs; and Flanigan – 75,000 RSUs). Under the 2013 Employment Agreements the grant of restricted stock units were on the same terms but in different amounts (Haffner – 50,000 RSUs; Glassman – 45,000 RSUs; and Flanigan – 40,000 RSUs);

(ii)	The 2013 Employment Agreements increased each executive’s Target Percentage under the 2009 Key Officer’s Incentive Plan from current levels (Haffner –100% to 115%; Glassman– 75% to 90%; and Flanigan – 65% to 80%); and

(iii)	The 2013 Employment Agreements provide that the executive can terminate the agreement for any reason upon six months prior notice, while the 2009 Employment Agreements required one-year prior notice in this instance.

Amendment of Severance Benefit Agreements and Entry into new Severance Benefit Agreement

On March 1, 2013, the Company and Mr. Haffner and Mr. Glassman, respectively, entered into Amended and Restated Severance Benefit Agreements. On the same date, the Company and Mr. Flanigan entered into a new Severance Benefit Agreement in substantially the same form (collectively the “2013 Severance Agreements”). Upon a change in control of the Company, the 2013 Severance Agreements provide for severance payments and benefits during a “Protected Period” following the change in control. The Protected Period is 36 months for Mr. Haffner, 30 months for Mr. Glassman and 24 months for Mr. Flanigan.

In general, a change in control is deemed to occur when: (i) a shareholder acquires shares giving it ownership of 40% or more of our common stock, (ii) the current directors or their successors no longer constitute a majority of the Board of Directors, (iii) after a merger or consolidation with another corporation, less than 65% of the voting securities of the surviving corporation are owned by our former shareholders, or (iv) the Company is liquidated or sells substantially all of its assets to an unrelated third party.

The payments and benefits payable under the 2013 Severance Agreements are subject to a “double trigger”; that is, they become payable only after both (i) a change in control of the Company and (ii) the executive officer’s employment is terminated by the Company (except for cause or upon disability) or the executive officer terminates his employment for “good reason.” In general, the executive officer would have good reason to terminate his employment if he were required to relocate or experienced a reduction in job responsibilities, title, compensation or benefits, or if the successor company did not assume the obligations of the 2013 Severance Agreement. The Company may cure the “good reason” for termination within 30 days of receiving notice from the executive. Events considered grounds for termination by the Company for cause under the 2013 Severance Agreements are substantially the same as those in the 2013 Employment Agreements described above. The 2013 Severance Agreements have no fixed termination period.

Upon termination of employment by the Company (except for cause or upon disability) or by the executive for good reason following a change in control, the Company will provide the following payments and benefits:

Provision	Haffner	Glassman	Flanigan
Base Salary	Through the date of termination	Through the date of termination	Through the date of termination

Cash Incentive Award under 2009 Key Officer’s Incentive Plan	Pro-rata incentive award at the maximum payout level for the year of termination	Pro-rata incentive award at the maximum payout level for the year of termination	Pro-rata incentive award at the maximum payout level for the year of termination

Monthly Severance Payments	100% of Base Salary plus Target Percentage (which is 115% of Base Salary under Incentive Plan), each multiplied by 3, paid over 36 months	100% of Base Salary plus Target Percentage (which is 90% of Base Salary under Incentive Plan), each multiplied by 2.5, paid over 30 months	100% of Base Salary plus Target Percentage (which is 80% of Base Salary under Incentive Plan), each multiplied by 2, paid over 24 months

Continued Benefits	Continued health insurance and fringe benefits for 36 months, as permitted by IRC, or an equivalent lump sum payment	Continued health insurance and fringe benefits for 30 months, as permitted by IRC, or an equivalent lump sum payment	Continued health insurance and fringe benefits for 24 months, as permitted by IRC, or an equivalent lump sum payment

Additional Retirement Benefit	Lump sum additional benefit under the Company’s retirement plans based on the actuarial equivalent of an additional 36 months of continuous service	Lump sum additional benefit under the Company’s retirement plans based on the actuarial equivalent of an additional 30 months of continuous service	Lump sum additional benefit under the Company’s retirement plans based on the actuarial equivalent of an additional 24 months of continuous service

All amounts received by Mr. Haffner, Mr. Glassman or Mr. Flanigan as health insurance or fringe benefits from a new full-time job will reduce the benefits under the 2013 Severance Agreements. However the executive is not required to mitigate the amount of any termination payment or benefit provided under the agreements.

The disclosure above is only a brief description of the 2013 Severance Agreements and is qualified in its entirety by such agreements with Mr. Haffner, Mr. Glassman and Mr. Flanigan, each of which is attached as Exhibits 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

Changes from Prior Severance Benefit Agreements

The 2013 Severance Agreements with Mr. Haffner and Mr. Glassman are substantially the same as the prior severance benefit agreements, except as described below. Reference is made to the Amended and Restated Severance Benefit Agreements, dated May 7, 2009, between the Company and Mr. Haffner and Mr. Glassman, which were filed as Exhibits 10.5 and 10.6, respectively, to our Form 10-Q on May 8, 2009 (the “2009 Severance Agreements”). A description of the material terms of the 2009 Severance Agreements can be found in the Company’s proxy statement filed March 30, 2012 under the heading “Potential Payments upon Termination or Change in Control.” The material differences between the 2013 Severance Agreements and the 2009 Severance Agreements are:

(i)	The 2009 Severance Agreements contained a “tax gross-up” that provided that if the payments and benefits to either Mr. Haffner or Mr. Glassman exceeded the limit imposed by Section 280G of the IRC by 10% or more, the Company would have made a tax “gross-up” payment on the amount equal to the Section 280G excise tax payable by the executive plus all income, employment, and excise tax incurred on the gross-up payment. If the severance payments and benefits provided would have exceeded the Section 280G limit by less than 10%, the payments would have been capped at $1 below the Section 280G limit. This provision is not contained in the 2013 Severance Agreements;

(ii)	The 2009 Severance Agreements provided that if, within one year following a change in control that was opposed by a majority of the directors, the executive officer terminated his employment, he would have received, in lieu of the payments and benefits described above, (a) base salary through the date of termination, (b) pro-rata annual incentive award at the maximum payout level for the year of termination, (c) severance payments equal to 75% of his cash compensation preceding the year of termination, and (d) continuation of health insurance and certain fringe benefits for one year; and

(iii)	The 2013 Severance Agreements contain a “cut-back” in which the Company will reduce the severance payments if the reduction will increase the after-tax payment to the executive by avoiding the Section 280G excise tax.

Amendment of Profitable Growth Incentive Program

On February 28, 2013, the Compensation Committee amended the terms and conditions of the Profitable Growth Incentive (PGI) Program and granted growth performance stock units (GPSUs) to certain key management employees including our named executive officers—David S. Haffner, Karl G. Glassman, Matthew C. Flanigan and Joseph D. Downes, Jr., SVP & President – Industrial Materials Segment. The Committee had previously approved the form of award and terms and conditions of the PGI and GPSUs at its December 10, 2012 meeting.

The PGI awards were granted under the Company’s Flexible Stock Plan, amended and restated, effective as of May 10, 2012, which was filed March 30, 2012 as Appendix A to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders. The Committee granted the GPSUs in accordance with the Form of Profitable Growth Incentive Award Agreement and Terms and Conditions, which is attached hereto and incorporated herein by reference as Exhibit 10.8.

Each of the above executives were granted a number of GPSUs determined by multiplying the executive’s current base annual salary by an award multiple (approved by the Compensation Committee), and dividing this amount by the average closing price of the Company’s common stock for the ten business days immediately following the date of the Company’s fourth quarter earnings press release. The number of GPSU’s that will ultimately vest will depend upon the Revenue Growth and EBITDA Margin of the Company (for Haffner, Glassman and Flanigan) and of the Industrial Materials Segment (for Downes) at the end of a 2-year performance period beginning January 1, 2013 and ending December 31, 2014. The percentage of vested GPSUs will range from 0% to 250% of the number granted according to a payout schedule.

Below is the payout schedule as adopted by the Compensation Committee in December 2012, which was revised.

FORM OF PAYOUT SCHEDULE ADOPTED DECEMBER 2012

EBITDA Margin	Award Payout Percentage
X%+__%	0%	100%	138%	175%	212%	250%
X%+__%	0%	75%	100%	138%	175%	212%
X%+__%	0%	50%	75%	100%	138%	175%
X%	0%	25%	50%	75%	100%	138%
<X%	0%	0%	0%	0%	0%	0%
	<Y %	Y %	Y%+__ %	Y%+__ %	Y%+__ %	Y%+__ %
	Revenue Growth

X = Threshold EBITDA Margin target to be set by the Compensation Committee

Y= Threshold Revenue Growth target to be set by the Compensation Committee

At its February 28 meeting, the Compensation Committee revised the form of payout schedule for the GPSUs and set the performance targets for our named executive officers as shown below.

EBITDA Margin	2013-2014 Award Payout Percentage-Company (Haffner, Glassman and Flanigan)
17.6%	0%	250%	250%	250%	250%	250%	250%	250%	250%
16.6%	0%	213%	250%	250%	250%	250%	250%	250%	250%
15.6%	0%	175%	213%	250%	250%	250%	250%	250%	250%
14.6%	0%	138%	175%	213%	250%	250%	250%	250%	250%
13.6%	0%	100%	138%	175%	213%	250%	250%	250%	250%
12.6%	0%	75%	100%	138%	175%	213%	250%	250%	250%
11.6%	0%	50%	75%	100%	138%	175%	213%	250%	250%
10.6%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<10.6%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<2.6%	2.6%	3.6%	4.6%	5.6%	6.6%	7.6%	8.6%	9.6%
	Revenue Growth

EBITDA Margin	2013-2014 Award Payout Percentage-Industrial Material Segment (Downes)
17.4%	0%	250%	250%	250%	250%	250%	250%	250%	250%
16.4%	0%	213%	250%	250%	250%	250%	250%	250%	250%
15.4%	0%	175%	213%	250%	250%	250%	250%	250%	250%
14.4%	0%	138%	175%	213%	250%	250%	250%	250%	250%
13.4%	0%	100%	138%	175%	213%	250%	250%	250%	250%
12.4%	0%	75%	100%	138%	175%	213%	250%	250%	250%
11.4%	0%	50%	75%	100%	138%	175%	213%	250%	250%
10.4%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<10.4%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<1.5%	1.5%	2.5%	3.5%	4.5%	5.5%	6.5%	7.5%	8.5%
	Revenue Growth

The calculations of EBITDA Margin and Revenue Growth can be found in the Award Formula for 2013-2014 Profitable Growth Incentive Program attached hereto and incorporated herein by reference as Exhibit 10.9 and the Form of Profitable Growth Incentive Award Agreement and Terms and Conditions. Payouts will be interpolated for achievement falling between the target levels shown above. At its February 28 meeting, the Compensation Committee revised the calculation of Revenue Growth by providing for an adjustment to the percentage of growth achieved by the Company or applicable profit center. The percentage of Revenue Growth achieved will be increased or decreased based on the difference between forecasted GDP growth minus actual GDP growth within the 2-year performance period, but this adjustment will only be made if the difference is greater than plus or minus 1%.

Fifty percent of the vested GPSUs will be paid out in cash and the Company intends to pay out the remaining fifty percent in shares of the Company’s common stock, although the Company reserves the right to pay up to one hundred percent in cash. The awards will be paid by March 15, 2015. Cash will be paid equal to the number of vested GPSUs multiplied by the closing market price of the Company’s common stock on the last business day of the performance period. Shares will be issued on a one-to-one basis for vested GPSUs. The amount of cash paid and number of shares issued will be reduced for applicable tax withholding. GPSUs may not be transferred, assigned, pledged or otherwise encumbered, and have no voting or dividend rights.

The GPSUs will normally vest on the last day of the 2-year performance period. If the executive has a separation from service other than for retirement, death or disability, before the GPSUs vest, they are immediately forfeited. If the separation of service is due to retirement, death or disability, the GPSUs will vest on a pro-rata basis for the number of days in the performance period prior to the executive’s termination. However, in the event of disability, the GPSUs will continue to vest for 18 months after disability begins. Under certain circumstances, if a change in control of the Company occurs and the executive’s employment is terminated, the GPSUs will vest and the executive will receive a 250% payout.

The above referenced terms and conditions contain a non-competition covenant for two years after payout, where, if violated, the executive must repay the Company any gain from the GPSUs. Also, if within 24 months of payment, the Company is required to restate previously reported financial statements, the executive must repay any amounts paid in excess of the amount that would have been paid based on the restated financial results.

The foregoing is only a summary of the terms and conditions of the PGI and GPSUs and is qualified in its entirety by reference to the Form of Profitable Growth Incentive Award Agreement and Terms and Conditions. All future awards under the PGI Program are expected to be made pursuant to the Form of Profitable Growth Incentive Award Agreement and Terms and Conditions attached as Exhibit 10.8. If the terms and conditions of future grants are materially different, the Company will make a subsequent filing of the updated form at that time.

Grants of GPSUs under the Profitable Growth Incentive Program

On February 28, 2013, the Compensation Committee granted GPSUs to our named executive officers in the amounts as shown below.

Executive Officer	Threshold Payout	Base Award Target Payout	Maximum Payout
	25%	100%	250%
David S. Haffner	6,380	25,520	63,800
Karl G. Glassman	4,778	19,110	47,775
Matthew C. Flanigan	2,350	9,400	23,500
Joseph D. Downes, Jr.	1,754	7,015	17,538

Paul R. Hauser, a named executive officer in our Summary Compensation Table of our proxy statement filed March 30, 2012, retired from the Company on February 18, 2012. Therefore, he does not participate in the PGI Program.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Form of Restricted Stock Unit Award

10.2*	Employment Agreement between the Company and David S. Haffner, dated March 1, 2013

10.3*	Employment Agreement between the Company and Karl G. Glassman, dated March 1, 2013

10.4*	Employment Agreement between the Company and Matthew C. Flanigan, dated March 1, 2013

10.5*	Amended and Restated Severance Benefit Agreement between the Company and David S. Haffner, dated March 1, 2013

10.6*	Amended and Restated Severance Benefit Agreement between the Company and Karl G. Glassman, dated March 1, 2013

10.7*	Severance Benefit Agreement between the Company and Matthew C. Flanigan, dated March 1, 2013

10.8*	Form of Profitable Growth Incentive Award Agreement and Terms and Conditions

10.9*	Award Formula for 2013-2014 Profitable Growth Incentive Program

*	Filed with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: March 6, 2013	By:	/s/ JOHN G. MOORE
John G. Moore Senior Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Restricted Stock Unit Award

10.2*	Employment Agreement between the Company and David S. Haffner, dated March 1, 2013

10.3*	Employment Agreement between the Company and Karl G. Glassman, dated March 1, 2013

10.4*	Employment Agreement between the Company and Matthew C. Flanigan, dated March 1, 2013

10.5*	Amended and Restated Severance Benefit Agreement between the Company and David S. Haffner, dated March 1, 2013

10.6*	Amended and Restated Severance Benefit Agreement between the Company and Karl G. Glassman, dated March 1, 2013

10.7*	Severance Benefit Agreement between the Company and Matthew C. Flanigan, dated March 1, 2013

10.8*	Form of Profitable Growth Incentive Award Agreement and Terms and Conditions

10.9*	Award Formula for 2013-2014 Profitable Growth Incentive Program

*	Filed with this Form 8-K.